EXHIBIT 99.2

Unaudited Interim Financial Statements

for the Nine Months Ended

September 30, 2013 and 2012

CONTENTS

Balance Sheets	3

Statements of Operations	5

Statements of Stockholders’ Equity	6

Statements of Cash Flows	8

Crossline Capital, Inc.

Balance Sheets

ASSETS

	September 30,
	2013	2012
CURRENT ASSETS
Cash and cash equivalents	$9,079,777	$4,609,734
Restricted cash	230,000	230,000
Marketable securities	132,990	881,876
Mortgage loans held for sale	15,393,205	45,531,671
Mortgage related receivables	407,630	8,569
Prepaid expenses and other	68,968	114,286

Total Current Assets	25,312,570	51,376,136

PROPERTY AND EQUIPMENT, NET	97,568	18,729

OTHER ASSETS
Derivative assets	389,526	45,188
Note receivable - related party	—	526,000
Capitalized servicing rights, net	293,781	—
Deposits and other	17,477	14,833

Total Other Assets	700,784	586,021

TOTAL ASSETS	$26,110,922	$51,980,886

Crossline Capital, Inc.

Balance Sheets (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,
	2013	2012
CURRENT LIABILITIES
Accounts payable and accrued expenses	$437,255	$266,831
Income taxes payable	170,383	77,544
Warehouse lines-of-credit	15,307,366	45,064,817

Total Current Liabilities	15,915,004	45,409,192

OTHER LIABILITIES
Derivative liabilities	177,422	—

Total Other Liabilities	177,422	—

TOTAL LIABILITIES	16,092,426	45,409,192

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, issued and outstanding	25,000	25,000
Retained earnings	9,993,496	6,546,694

TOTAL STOCKHOLDERS’ EQUITY	10,018,496	6,571,694

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,110,922	$51,980,886

Crossline Capital, Inc.

Statements of Operations

	For the Nine Months
	Ended September 30,
	2013	2012
REVENUES
Gain on origination and sale of mortgage loans, net of loan related costs	$13,630,510	$9,966,838
Interest income	277,163	463,870
Gain (loss) on derivative instruments	(226,434)	29,105

Total Revenues	13,681,239	10,459,813

OPERATING EXPENSES
Advertising, marketing and related	841,350	982,585
Depreciation expense	18,341	1,891
Interest expense	941,354	125,478
Occupancy expense	233,607	119,353
Personnel expense	6,382,322	3,623,424
Professional fees	334,235	131,676
Other general and administrative expenses	208,716	375,945

Total Operating Expenses	8,959,925	5,360,352

OTHER INCOME (EXPENSE)
Interest and dividend income	28,299	18,610
Realized loss on sale of marketable securities	—	(3,390)
Unrealized gain (loss) on marketable securities	(80,423)	59,749

Total Other Income (Expense)	(52,124)	74,969

INCOME BEFORE INCOME TAXES	4,669,190	5,174,430
Provision for income taxes	68,985	82,474

NET INCOME	$4,600,205	$5,091,956

Crossline Capital, Inc.

Statements of Stockholders’ Equity

For the Nine Months Ended September 30, 2013

	Common Stock			Total
	Number		Retained	Stockholders’
	of Shares	Amount	Earnings	Equity
Balance, December 31, 2012	1,000	$25,000	$8,968,332	$8,993,332
Shareholder distributions	—	—	(3,575,041)	(3,575,041)
Net income for the nine months ended September 30, 2013	—	—	4,600,205	4,600,205

Balance, September 30, 2013	1,000	$25,000	$9,993,496	$10,018,496

Crossline Capital, Inc.

Statements of Stockholders’ Equity (Continued)

For the Nine Months Ended September 30, 2012

	Common Stock			Total
	Number		Retained	Stockholders’
	of Shares	Amount	Earnings	Equity
Balance, December 31, 2011	1,000	$25,000	$3,365,001	$3,390,001
Shareholder distributions	—	—	(1,910,263)	(1,910,263)
Net income for the nine months ended September 30, 2012	—	—	5,091,956	5,091,956

Balance, September 30, 2012	1,000	$25,000	$6,546,694	$6,571,694

Crossline Capital, Inc.

Statement of Cash Flows

	For the Nine Months
	Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,600,205	$5,091,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	18,341	1,891
(Gain) loss on derivative instruments	226,434	(29,105)
Interest and dividend income	(28,299)	(18,610)
Realized loss on sale of marketable securities	—	3,390
Unrealized (gain) loss on marketable securities	80,423	(59,749)
Changes in operating assets and liabilities:
Mortgage loans held for sale	40,515,873	(24,861,413)
Mortgage related receivables	(336,378)	69,950
Prepaid expenses	(28,461)	(82,712)
Capitalized servicing rights	(293,781)	—
Deposits and other	2,356	(5,318)
Accounts payable and accrued expenses	(32,591)	17,356
Income taxes payable	54,982	14,689
Warehouse lines-of-credit	(38,608,824)	24,384,559

Net Cash Provided by Operating Activities	6,170,280	4,526,884

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(399,886)	(427,196)
Proceeds from sale of marketable securities	1,080,933	439,582
Purchases of property and equipment	(74,212)	(20,620)
Proceeds from note receivable—related party	575,000	—
Issuance of note receivable—related party	—	(526,000)

Net Cash Provided (Used) by Investing Activities	1,181,835	(534,234)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder distributions	(3,575,041)	(1,910,263)

Net Cash Used by Financing Activities	(3,575,041)	(1,910,263)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,777,074	2,082,387
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,532,703	2,757,347

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,309,777	$4,839,734

Cash	$9,079,777	$4,609,734
Restricted cash	230,000	230,000

Total Cash	$9,309,777	$4,839,734

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$941,354	$125,478
Cash paid for income taxes	$—	$76,706